UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010

Commission file number:  333-152398

Niusule Biotech Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	2834	26-2401986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2533 North Carson Street, Carson City, NV	89706-0242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  775-887-4880

N/A
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

(a)           On March 16, 2010, Spector & Davidian, LLP (“SD”) was dismissed by vote of the Board of Directors as Niusule Biotech Corp.’s (“Niusule”) independent registered public accounting firm.  On the same date, the Board voted to retain Enterprise CPAs, Ltd. (“Enterprise”) as Niusule’s independent registered public accounting firm.

SD’s reports on the financial statements for Niusule’s fiscal years ended June 30, 2009 and June 30, 2008 did not contain any adverse opinion or a disclaimer of opinion.  The report was not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

Niusule had no disagreements with SD during the period from inception to the end of its first fiscal year or during the subsequent interim periods preceding the termination on any matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SD, would have caused SD to make reference to the subject matter of such disagreement(s) in connection with its report.

Niusule provided SD with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish Niusule with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the expression of Niusule’s views, or the respects in which it does not agree with the statements made by Niusule herein.   SD’s response is attached hereto as an Exhibit.

Item 9.01    Financial Statements and Exhibits

Exhibits

16.  Second Letter from SD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NIUSULE BIOTECH CORP.

Date: May 17, 2010	By:	/s/ Qinghua Hu
Qinghua Hu,
Chairman